Exhibit 5.1

November 3, 2008

CBS Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CBS Corporation, a Delaware corporation (the “Company”), and CBS Operations Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“CBS Operations”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of senior debt securities of the Company to be issued under an Amended and Restated Indenture dated as of November 3, 2008 (the “Senior Indenture”), between the Company and The Bank of New York Mellon (the “Senior Trustee”), subordinated debt securities of the Company (together with the senior debt securities, the “Debt Securities”) to be issued under an Indenture (the “Subordinated Indenture”), the form of which is included as an exhibit to the Registration Statement, preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company, Class B common stock, par value $0.001 per share (the “Common Stock”) of the Company as may from time to time be issued upon conversion of Debt Securities or Preferred Stock, warrants to purchase Debt Securities or Preferred Stock (the “Warrants”) of the Company and guarantees by CBS Operations, as may be issued in connection with Debt Securities or Preferred Stock (the “Guarantees”) (the Debt Securities, Preferred Stock, Common Stock, Warrants and Guarantees are collectively referred to herein as the “Securities”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the amended and restated Certificate of Incorporation of the Company; (b) the amended and restated Bylaws of the Company; (c) resolutions adopted by the board of directors of the Company on October 30, 2008; (d) the Certificate of Incorporation of CBS Operations; (e) the Bylaws of CBS Operations; (f) resolutions adopted by the board of directors of CBS Operations on October 30, 2008; (g) the Registration Statement; (h) the Senior Indenture to be filed as an exhibit to the Registration Statement and (i) the form of Subordinated Indenture to be filed as an exhibit to the Registration Statement.  As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and CBS Operations, as applicable, and documents furnished to us by the Company and CBS Operations, as applicable, without independent verification of their accuracy.  We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company and CBS Operations, if applicable, with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company and CBS Operations, if applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company and CBS Operations, if applicable; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and CBS Operations, if applicable, and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

(1) with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (C) with respect to the subordinated debt securities only, the Subordinated Indenture has been duly authorized and validly executed and delivered by the Company and CBS Operations to the Subordinated Trustee (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities, the terms of the offering thereof, and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(2) with respect to Guarantees to be issued under the Senior Indenture or the Senior Subordinated Indenture, as applicable, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (C) with respect to the subordinated debt securities only, the Subordinated Indenture has been duly authorized and validly executed and delivered by the Company and CBS Operations to the Subordinated Trustee, (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of CBS Operations, a duly constituted and acting committee thereof or any officers of CBS Operations delegated such authority has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof, and related matters, and (F) the Debt Securities supported by the Guarantees have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Guarantees will be validly issued and will constitute valid and binding obligations of CBS Operations, enforceable against CBS Operations in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(3) with respect to shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware, (B) such Certificate has been properly filed with the Secretary of State of Delaware and (C) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable;

(4) with respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of (i) the Debt Securities or Preferred Stock, as the case may be, convertible or exchangeable into Common Stock and (ii) the shares of Common Stock, and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of such Debt Security or Preferred Stock, as the case may be, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable; and

(5) with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) a warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and CBS Operations, if applicable, the warrant agent appointed by the Company and each other party thereto, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, and of CBS Operations, if applicable, enforceable against the Company, and CBS Operations, if applicable, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Senior Indenture, the Subordinated Indenture or the Debt Securities that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability.  We also express no opinion as to (i) the enforceability of the provisions of the Senior Indenture, the Subordinated Indenture or the Debt Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein or (iii) the effect of any provision in the amended and restated Certificate of Incorporation of the Company of the type permitted by Section 102(b)(2) of the General Corporation Law of the State of Delaware.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars.  Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.  We express no opinion as to whether a Federal court would render a judgment other than in United States dollars.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities, the issuance of the Preferred Stock, Common Stock or Warrants on behalf of the Company and CBS Operations, if applicable, and the Guarantees in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement relating to the Securities filed with the Commission pursuant to the Securities Act, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

 /s/ CRAVATH, SWAINE & MOORE LLP
Cravath, Swaine & Moore LLP

CBS Corporation
51 West 52nd Street
New York, New York 10019

Attention of Louis J. Briskman